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                                                                   EXHIBIT 10.11


                          TAX INDEMNIFICATION AGREEMENT


            This TAX INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective the ___day of _____, 1997, between Deltek Systems, Inc., a Virginia corporation (the "Company") and the stockholders of the Company listed on Exhibit A attached hereto (the "Stockholders") (the Company and each Stockholder are hereinafter referred to individually as a "party" and collectively as the "parties").

            WHEREAS, the Company is undertaking a public offering of its stock in order to raise additional equity capital for the expansion of the Company's business operations (the "Public Offering");

            WHEREAS, the Company and the Stockholders have entered into this Agreement as a condition to the closing of the Public Offering;

            WHEREAS, the Company was classified as an S corporation until _____, 1997, after which it will be classified as a C corporation;

            WHEREAS, the Stockholders are stockholders of the Company; and

            WHEREAS, the Company and the Stockholders wish to provide for a tax indemnification agreement in connection with the Company's termination as an S corporation.

            NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I
                             TERMINATION OF S STATUS

            The Company is revoking its status as an S corporation under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), effective as of _____, 1997 (the "Termination Date"). The Company is also revoking its status as an S corporation in all states in which it is a qualifying S corporation effective as of such date. The Company also intends to elect to allocate its income for its current taxable year prior to the Termination Date using its normal tax accounting method (rather than the pro rata allocation method) in accordance with Treasury Regulation Section 1.1362-3(b) ("Accounting Election"). The Stockholders hereby approve such revocation and Accounting Election and agree to take all necessary steps to effect such revocation and Accounting Election.




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                                   ARTICLE II
                                      TAXES

      2.1 Liability for Taxes Incurred for Taxable Periods Prior to the Termination Date. The Stockholders covenant and agree that: (a) the Stockholders have duly included, or will duly include, in their own federal and state income tax returns all items of income, gain, loss, deduction, or credit of the Company for any taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date) during which the Company was an S corporation, and (b) the Stockholders shall pay or reimburse the Company for any and all taxes the Company is required to pay for all such taxable periods ending prior to the Termination Date; provided that the Company shall be responsible for (i) the deferred tax liability arising out of the revocation of the Company's S corporation status that will be recorded as a charge to income tax provision on the Company's financial statements in the quarter during which the Termination Date occurs and (ii) any taxes for such taxable periods in any states where the Company had either not made a comparable election or was not otherwise entitled to be treated as a S corporation or other pass-thru entity.

      2.2 Filing of Tax Returns. The Company covenants and agrees that: (a) the Company shall be responsible for and shall effect the filing of all federal, state, foreign and local returns for the Company (and all composite state income returns on behalf of the Stockholders) with respect to any and all taxable periods; and (b) the Company shall pay any and all taxes required to be paid by the Company for all periods covered by the returns as required by applicable law, subject to reimbursement by the Stockholders to the extent prescribed herein.

      2.3 Company's Indemnification for Tax Liabilities. The Company hereby indemnifies and agrees to hold the Stockholders harmless from, against and in respect of any federal and state income tax liability incurred by the Stockholder resulting from a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's or its consolidated subsidiaries' taxable income resulting in a decrease in the Company's (or its consolidated subsidiaries') taxable income for any period commencing on or after the Termination Date and a corresponding increase in the federal or state taxable income of the Stockholders with respect to taxable periods ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date).

      2.4 Stockholders' Indemnification for Tax Liabilities. The Stockholders hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability incurred by the Company resulting from a

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final determination (after all time limitations for appeals has run) of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Stockholders' income resulting in a decrease in the Stockholders' taxable income for a taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date) and a corresponding increase in the federal or state income tax liability of the Company (or its consolidated subsidiaries) for a taxable period commencing on or after the Termination Date; provided that the Company shall be responsible for (i) the deferred tax liability arising out of the revocation of the Company's S corporation status that will be recorded as a charge to income tax provision on the Company's financial statements in the quarter during which the Termination Date occurs and (ii) any taxes for such taxable periods in any states where the Company had either not made a comparable election or was not otherwise entitled to be treated as a S corporation or other pass-thru entity.

      2.5 Payments. The Stockholders or the Company, as the case may be, shall make any payment required under this Agreement within seven days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority, which notice shall be accomplished by appropriate documentation demonstrating that such payment is due.

      2.6 Respective Liability. Each of the Stockholders shall be liable to the Company for his, her or its allocable share of the total liabilities of the Stockholders under this Agreement. Such allocable share shall be based on the Stockholders' relative percentage interests in the Company as of _________, 1997.


                                   ARTICLE III
                                  MISCELLANEOUS

      3.1 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

      3.2 Construction of Terms. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      3.3 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia without regard to Virginia choice of law rules.


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      3.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties.

      3.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

      3.6 Interpretation. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      3.7 Severability. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

      3.8 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        DELTEK SYSTEMS, INC.



                                        By:____________________________
                                        Title:_________________________


STOCKHOLDERS:

                                        By:____________________________


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                                        By:____________________________



                                        By:____________________________



                                        By:____________________________



                                        By:____________________________



                                        By:____________________________



                                        By_____________________________



                                        By_____________________________



                                        By_____________________________



                                        By_____________________________


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                                    EXHIBIT A

                      Stockholders of Deltek Systems, Inc.






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